 Exhibit 99.1

 Quantum Materials Corporation Supplies Tetrapod Quantum Dots to U.S. Government Researchers

Carson City, Nev., Mar 27, 2013 /PRNewswire/ Quantum Materials  Corporation (OTCQB:QTMM) has recently developed and delivered customized tetrapod QD samples for applications being developed by Department of Energy National Lab researchers. As one of the largest sponsors of US technical and military research, the DOE helps move innovative technologies into the commercial marketplace creating new jobs and future industries. QMC has also agreed to supply customized tetrapod quantum dots to a U.S. government defense related agency in support of a nano-biological project.

More than 110 science-related Nobel Prizes have been awarded to DOE-associated researchers. Department of Energy National Labs, Energy Innovation Hubs and Technology Centers are developing quantum dot and other nanoscale applications including solar photovoltaics, batteries, biofuels, physics and in biological sciences. An example of this is work at Los Alamos National Lab (LANL) exploring quantum dot- fluorescent proteins (QD-FP) in devices utilizing pH-sensitive fluorescent protein acceptors to produce long-lived sensors for biological imaging. LANL’s use of quantum dots for precise cellular imaging produces valuable data for the hopeful cure or treatment of many diseases and conditions.

Quantum Materials Corporation believes its technology meets three NNI National Signature Initiatives objectives:  new advanced materials (tetrapod quantum dots), mass production (continuous flow process) and nanomanufacturing (roll-to-roll printing). Stephen Squires, Quantum Materials Corporation CEO commented, “The many DOE National Labs are in the forefront of quantum dot research and we welcome the opportunity to collaborate with them. QMC has enabling technologies  to help fulfill NNI National Signature Initiatives years ahead of forecasts, advancing the nation’s research rapidly while perhaps saving the U.S. Government millions that can be redirected to application development.“

QMC currently offers high-brightness Cd-based and ecological Cadmium-free non-heavy metal tetrapod QD and can synthesize many Group II-VI inorganic mono or hybrid tetrapod quantum dots. QMC intends to build out its quantum dot production facilities in the U.S. with full commercial production expected in the fourth quarter of 2013.

About Quantum Materials Corporation, Inc. and Solterra Renewable Technologies, Inc.

QUANTUM MATERIALS CORPORATION, INC has a steadfast vision that advanced technology is the solution to global issues related to cost, efficiency and increasing energy usage. Quantum dot semiconductors enable a new level of performance in a wide array of established consumer and industrial products, including low cost flexible solar cells, low power lighting and displays and biomedical diagnostic applications. Quantum Materials Corporation intends to invigorate these markets through cost reduction and moving laboratory discovery to commercialization with volume manufacturing methods to establish a growing line of innovative high performance products. (http://www.qmcdots.com)

SOLTERRA RENEWABLE TECHNOLOGIES, INC is singularly positioned to lead the development of truly sustainable and cost-effective solar technology by introducing a new dimension of cost reduction by replacing silicon wafer-based solar cells with low-cost, highly efficient Quantum Dot-based solar cells.
(http://solterrarenewable.com)

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This press release contains forward-looking statements that involve risks and uncertainties concerning our business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed by us with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval System (EDGAR) at http://www.sec.gov/ or from our website. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

Contact:

Art Lamstein
Director of Marketing
Quantum Materials Corporation
Solterra Renewable Technologies
artlamstein@QMCdots.com